As filed with the Securities and Exchange Commission on Oct. 28, 2008

Registration No. 333-1492924

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDEMENT TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CFO Consultants, Inc.

(Name of small business issuer in its charter)

Nevada	---	42-1749358
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

CFO Consultants, Inc.

829 Francis Drive

Palm Springs CA 92262

(760) 899-1919

(Address and telephone number of principal executive offices and principal place of business)

Stevenson Management Group, Inc.

9750 Peace Way #2090

Las Vegas, NV 90147

(702) 953-9853

(Name, address and telephone number for agent for service)

Copies to:

Harold Gewerter, Esq.

5440 W. Sahara Ave. 3rd Floor

Las Vegas, NV 89146

Approximate date of proposed sale to the public: Completed

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

On February 19, 2008, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission registering from existing shareholders 2,000,000 shares of common stock. In addition, the Company offered a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum offering of 2,000,000 shares. On August 18, 2008 the Company closed its offering after having sold 2,430,000 newly issued common shares. The Company hereby requests that upon the acceptance of this Post Effective Amendment that the remaining newly issued shares (2,570,000) be removed from registration.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post Effective Amendment to be signed on its behalf by the undersigned, in the City of Palm Springs, State of California on October 28, 2008.

CFO Consultants, Inc.

By:  /s/ Norman LeBoeuf

Norman LeBoeuf

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities stated on October 28, 2008:

Signature

       Title

/s/ Norman LeBoeuf

President, Secretary, Treasurer, and Director

Norman LeBoeuf

Principal Executive Officer, Principal Financial

Officer, and Principal Accounting Officer)

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